FINANCE OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
– $5.04 in basic earnings per share or $110 million of net income from continuing operations for the year, up 175% year over year –
– $3.04 in adjusted earnings per share(1) or $74 million of adjusted net income(1) for the year, up 429% year over year –
– Funded volume of $2.4 billion for the year, representing a 24% increase from 2024 –

Plano, Texas (March 10, 2026): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter and year ended December 31, 2025.

Fourth Quarter and Full Year 2025 Highlights(2)
•Funded volume of $619 million for the quarter, consistent with expectations and brings funded volume for the year to $2.4 billion, representing a 24% increase from 2024.
•$5.04 in basic earnings per share or $110 million of net income from continuing operations for the year, a 175% increase compared to 2024. This improvement was driven by higher funded volume, improved operating leverage, and favorable fair value adjustments during the year.
•Adjusted net income(1) of $74 million during 2025, an improvement of 429% compared to 2024, driven by improved origination gains, improved operating leverage, and increased capital markets activity, generating $3.04 in adjusted earnings per share(1), above the stated guidance range.
•Announced an agreement to acquire the reverse mortgage servicing portfolio and related assets from PHH Mortgage, expanding our servicing platform and enhancing our origination capabilities.
•Announced a $2.5 billion strategic partnership, and received a $50 million equity investment from funds managed by Blue Owl, supporting continued growth initiatives.
•Paid off higher cost working capital facilities in August 2025 and completed the repurchase of Blackstone’s equity interest in Finance of America as of February 2026.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) The financial information presented in the highlights is for the Company’s continuing operations.

Graham A. Fleming, Chief Executive Officer commented, “Finance of America delivered significant year over year growth in 2025, reflecting improved scalability across our platform and stronger conversion of volume into profitability. We believe demographic trends continue to support long-term demand for responsible home equity solutions. The progress we’ve made across our platform, products and capital structure have positioned FOA to build on this momentum in 2026 and beyond.”

(unaudited)
Fourth Quarter and Full Year Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q4'25	Q3'25	Q4'25 vs Q3'25	Q4'24	Q4'25 vs Q4'24	2025	2024	2025 vs 2024
Funded volume	$619	$603	3%	$534	16%	$2,385	$1,918	24%
Total revenues	74	81	(9)%	(49)	251%	497	394	26%
Total expenses and other, net	96	109	(12)%	96	—%	384	351	9%
Pre-tax income (loss) from continuing operations	(22)	(29)	24%	(146)	85%	113	43	163%
Net income (loss) from continuing operations	(21)	(29)	28%	(143)	85%	110	40	175%
Adjusted net income(1)	14	33	(58)%	5	180%	74	14	429%
Adjusted EBITDA(1)	28	55	(49)%	18	56%	143	60	138%
Basic earnings (loss) per share	$(1.30)	$(0.98)	(33)%	$(5.95)	78%	$5.04	$1.78	183%
Diluted earnings (loss) per share(2)	$(1.30)	$(1.22)	(7)%	$(5.95)	78%	$3.94	$1.36	190%
Adjusted earnings per share(1)	$0.69	$1.33	(48)%	$0.21	229%	$3.04	$0.60	407%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)(1)	December 31,	December 31,	Variance (%)
	2025	2024	2025 vs 2024
Cash and cash equivalents	$90	$47	91%
Securitized loans held for investment (HMBS & nonrecourse)	29,162	27,958	4%
Total assets	30,733	29,156	5%
Total liabilities	30,338	28,841	5%
Total equity	396	316	25%
(1) Numbers may not foot due to rounding.

•As of December 31, 2025, the Company held $90 million in cash and cash equivalents, a 91% increase from December 31, 2024, maintaining strong liquidity through year-end.
•For the year, total equity increased from $316 million as of December 31, 2024 to $396 million as of December 31, 2025, driven by strong profitability and the $50 million preferred equity investment from funds managed by Blue Owl, partially offset by the $80 million repurchase of Blackstone’s equity interest.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment generates revenue from fees earned at the time of loan origination as well as from the initial estimate of net origination gains, with all originated loans accounted for at fair value.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q4'25	Q3'25	Q4'25 vs Q3'25	Q4'24	Q4'25 vs Q4'24	2025	2024	2025 vs 2024
Funded volume	$619	$603	3%	$534	16%	$2,385	$1,918	24%
Total revenue	71	68	4%	49	45%	253	206	23%
Pre-tax income	15	17	(12)%	1	1400%	46	11	318%
Adjusted net income(1)	18	20	(10)%	8	125%	63	38	66%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the year, funded volume increased 24% to $2.4 billion compared to $1.9 billion in 2024, reflecting continued demand for home equity solutions.
•Total revenue increased by 23% year over year to $253 million, in line with increased funded volume in 2025.
•Profitability increased significantly as operating leverage improved with scale. Pre-tax income increased to $46 million from $11 million in 2024, a 318% improvement, while adjusted net income increased to $63 million from $38 million in 2024, a 66% improvement.

Portfolio Management
The Portfolio Management segment primarily generates revenue in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q4'25	Q3'25	Q4'25 vs Q3'25	Q4'24	Q4'25 vs Q4'24	2025	2024	2025 vs 2024
Assets under management	$30,459	$30,362	—%	$28,877	5%	$30,459	$28,877	5%
Assets excluding HMBS and nonrecourse obligations	1,810	1,447	25%	1,479	22%	1,810	1,479	22%
Total revenue	16	27	(41)%	(142)	111%	303	172	76%
Pre-tax income (loss)	(4)	(11)	64%	(168)	98%	198	84	136%
Adjusted net income(1)	11	30	(63)%	13	(15)%	77	42	83%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•Pre-tax income increased 136% year over year to $198 million, reflecting positive fair value adjustments on retained interests in securitizations combined with higher accreted yield on the Company’s residual interests.
•Adjusted net income increased 83% to $77 million compared to $42 million in 2024, reflecting improved portfolio economics and higher accreted yield.

Finance of America Companies Inc. Selected Financial Information Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$89,503	$47,383
Restricted cash	235,143	254,585
Loans held for investment, subject to HMBS related obligations, at fair value	19,135,403	18,669,962
Loans held for investment, subject to nonrecourse debt, at fair value	10,026,177	9,288,403
Loans held for investment, at fair value	870,081	520,103
Intangible assets, net	179,615	216,342
Other assets, net (includes $76,146 and $43,861 at fair value)	197,376	157,261
Assets of discontinued operations	—	2,451
TOTAL ASSETS	$30,733,298	$29,156,490

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$18,912,226	$18,444,370
Nonrecourse debt, at fair value	9,736,493	8,954,068
Other financing lines of credit	1,187,699	918,247
Notes payable (includes $53,800 and $0 at fair value, and includes amounts due to related parties of $87,126 and $162,283)	329,929	374,511
Payables and other liabilities (includes $12,547 and $16,684 at fair value)	130,729	137,953
Repurchase agreement obligation	40,595	—
Liabilities of discontinued operations	—	11,677
TOTAL LIABILITIES	30,337,671	28,840,826

EQUITY
Preferred Stock, $0.0001 par value; 600,000,000 shares authorized; 50,000 and 0 shares issued and outstanding	—	—
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 9,921,336 and 10,360,299 shares issued, and 7,899,344 and 9,934,449 shares outstanding	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 14 and 15 shares issued, and 12 and 15 shares outstanding	—	—
Additional paid-in capital	977,816	954,469
Accumulated deficit	(653,660)	(698,895)
Accumulated other comprehensive loss	(285)	(276)
Noncontrolling interest	71,755	60,365
TOTAL EQUITY	395,627	315,664
TOTAL LIABILITIES AND EQUITY	$30,733,298	$29,156,490

Finance of America Companies Inc. Selected Financial Information Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q4'25	Q3'25	Q4'24	2025	2024
PORTFOLIO INTEREST INCOME
Interest income	$475,436	$482,132	$473,244	$1,919,970	$1,905,214
Interest expense	(422,676)	(404,031)	(404,025)	(1,659,210)	(1,637,286)
NET PORTFOLIO INTEREST INCOME	52,760	78,101	69,219	260,760	267,928

OTHER INCOME (EXPENSE)
Net origination gains	64,039	59,933	42,704	226,068	179,837
Gains on securitization of HECM tails, net	12,375	11,654	13,218	45,365	45,535
Fair value changes from model amortization	(35,951)	(41,293)	(51,927)	(153,656)	(201,101)
Fair value changes from market inputs or model assumptions	(14,367)	(21,872)	(173,052)	146,963	55,924
Net fair value changes on loans and related obligations	26,096	8,422	(169,057)	264,740	80,195
Fee income	7,596	8,813	7,074	29,494	29,546
Non-funding interest income (expense), net	(12,939)	(14,488)	43,334	(57,562)	16,695
NET OTHER INCOME (EXPENSE)	20,753	2,747	(118,649)	236,672	126,436

TOTAL REVENUES	73,513	80,848	(49,430)	497,432	394,364

EXPENSES
Salaries, benefits, and related expenses	37,621	37,245	33,201	145,770	138,360
Loan production and portfolio related expenses	7,984	25,527	14,984	54,303	36,205
Loan servicing expenses	7,728	8,168	7,701	31,162	31,323
Marketing and advertising expenses	14,381	11,231	9,886	48,608	39,429
Amortization and depreciation	9,640	9,643	9,739	38,595	38,947
General and administrative expenses	12,154	12,780	11,545	51,093	59,462
TOTAL EXPENSES	89,508	104,594	87,056	369,531	343,726
IMPAIRMENT OF OTHER ASSETS	—	—	(291)	—	(891)
OTHER, NET	(6,001)	(4,809)	(9,032)	(14,804)	(6,931)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(21,996)	(28,555)	(145,809)	113,097	42,816
Provision (benefit) for income taxes from continuing operations	(686)	130	(3,180)	3,519	2,398
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(21,310)	(28,685)	(142,629)	109,578	40,418
NET LOSS FROM DISCONTINUED OPERATIONS	(617)	(1,172)	—	(6,539)	(4,727)
NET INCOME (LOSS)	(21,927)	(29,857)	(142,629)	103,039	35,691
Noncontrolling interest	(11,545)	(20,342)	(83,541)	57,804	20,203
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	(10,382)	(9,515)	(59,088)	45,235	15,488
Preferred Stock dividends	196	—	—	196	—
NET INCOME (LOSS) ATTRIBUTABLE TO HOLDERS OF CLASS A COMMON STOCK	$(10,578)	$(9,515)	$(59,088)	$45,039	$15,488

Finance of America Companies Inc. Selected Financial Information Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q4'25	Q3'25	Q4'24	2025	2024
EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	7,894,417	9,066,190	9,930,520	9,537,237	9,850,903
Basic earnings (loss) per share from continuing operations	$(1.30)	$(0.98)	$(5.95)	$5.04	$1.78
Basic earnings (loss) per share	$(1.34)	$(1.05)	$(5.95)	$4.72	$1.57
Diluted weighted average shares outstanding	7,894,417	19,235,795	9,930,520	26,930,745	23,406,233
Diluted earnings (loss) per share from continuing operations	$(1.30)	$(1.22)	$(5.95)	$3.94	$1.36
Diluted earnings (loss) per share	$(1.34)	$(1.27)	$(5.95)	$3.74	$1.18

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q4'25	Q3'25	Q4'24	2025	2024
Reconciliation of net income (loss) from continuing operations to adjusted net income and adjusted EBITDA
Net income (loss) from continuing operations	$(21)	$(29)	$(143)	$110	$40
Add back: Benefit (provision) for income taxes	1	—	3	(4)	(2)
Net income (loss) from continuing operations before taxes	(22)	(29)	(146)	113	43
Adjustments for:
Changes in fair value(2)	29	60	141	(62)	(75)
Amortization or impairment of intangibles and impairment of other assets(3)	9	9	10	37	38
Equity-based compensation(4)	3	3	2	10	9
Certain non-recurring costs(5)	1	1	—	3	4
Adjusted net income before taxes	20	45	7	101	19
Provision for income taxes(6)	(5)	(12)	(2)	(27)	(5)
Adjusted net income	14	33	5	74	14
Provision for income taxes(6)	5	12	2	27	5
Depreciation	—	—	—	1	2
Interest expense on non-funding debt	8	10	11	40	39
Adjusted EBITDA	$28	$55	$18	$143	$60

($ amounts in millions except shares and $ per share)	Q4'25	Q3'25	Q4'24	2025	2024
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to holders of Class A Common Stock	$(10)	$(9)	$(59)	$48	$17
Weighted average outstanding share count	7,894,417	9,066,190	9,930,520	9,537,237	9,850,903
Basic earnings (loss) per share from continuing operations	$(1.30)	$(0.98)	$(5.95)	$5.04	$1.78
If-converted method net income (loss) from continuing operations	$(10)	$(23)	$(59)	$106	$32
Weighted average diluted share count	7,894,417	19,235,795	9,930,520	26,930,745	23,406,233
Diluted earnings (loss) per share from continuing operations(7)	$(1.30)	$(1.22)	$(5.95)	$3.94	$1.36

NON-GAAP PER SHARE MEASURES
Adjusted net income	$14	$33	$5	$74	$14
Exchangeable senior secured notes interest expense(8)	3	3	—	11	—
Total	$17	$36	$5	$85	$14
Weighted average share count	24,795,846	26,615,234	24,429,615	27,910,523	23,406,233
Adjusted earnings per share	$0.69	$1.33	$0.21	$3.04	$0.60

($ amounts in millions)(1)	December 31, 2025	December 31, 2024
Total equity	$396	$316
Less: Intangible assets, net	180	216
Tangible equity	$216	$99

(unaudited)

(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Includes all equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income before taxes.
(7) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.
(8) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income to calculate adjusted earnings per share.

(unaudited)
Adjusted Net Income (Loss) by Segment (Continuing Operations)

For the three months ended December 31, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$15	$(4)	$(33)	$(22)
Adjustments for:
Changes in fair value(2)	—	18	11	29
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	2	3
Certain non-recurring costs(5)	—	—	—	1
Adjusted net income (loss) before taxes	$25	$14	$(20)	$20
Benefit (provision) for income taxes(6)	(7)	(4)	5	(5)
Adjusted net income (loss)	$18	$11	$(15)	$14
Exchangeable senior secured notes interest expense(7)	—	—	3	3
Total	$18	$11	$(12)	$17
Weighted average share count	24,795,846	24,795,846	24,795,846	24,795,846
Adjusted earnings (loss) per share	$0.74	$0.43	$(0.48)	$0.69

For the three months ended September 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$17	$(11)	$(35)	$(29)
Adjustments for:
Changes in fair value(2)	—	51	9	60
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	2	3
Certain non-recurring costs(5)	—	—	1	1
Adjusted net income (loss) before taxes	$27	$40	$(23)	$45
Benefit (provision) for income taxes(6)	(7)	(11)	6	(12)
Adjusted net income (loss)	$20	$30	$(17)	$33
Exchangeable senior secured notes interest expense(7)	—	—	3	3
Total	$20	$30	$(14)	$36
Weighted average share count	26,615,234	26,615,234	26,615,234	26,615,234
Adjusted earnings (loss) per share	$0.75	$1.11	$(0.53)	$1.33

(unaudited)

For the three months ended December 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$1	$(168)	$22	$(146)
Adjustments for:
Changes in fair value(2)	—	185	(44)	141
Amortization or impairment of intangibles and impairment of other assets(3)	10	—	—	10
Equity-based compensation(4)	—	—	2	2
Adjusted net income (loss) before taxes	$10	$17	$(21)	$7
Benefit (provision) for income taxes(6)	(3)	(5)	6	(2)
Adjusted net income (loss)	$8	$13	$(15)	$5
Weighted average share count	24,429,615	24,429,615	24,429,615	24,429,615
Adjusted earnings (loss) per share	$0.31	$0.52	$(0.61)	$0.21

For the year ended December 31, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$46	$198	$(131)	$113
Adjustments for:
Changes in fair value(2)	—	(95)	32	(62)
Amortization or impairment of intangibles and impairment of other assets(3)	37	—	—	37
Equity-based compensation(4)	1	—	9	10
Certain non-recurring costs(5)	1	—	2	3
Adjusted net income (loss) before taxes	$85	$104	$(88)	$101
Benefit (provision) for income taxes(6)	(22)	(27)	23	(27)
Adjusted net income (loss)	$63	$77	$(65)	$74
Exchangeable senior secured notes interest expense(7)	—	—	11	11
Total	$63	$77	$(55)	$85
Weighted average share count	27,910,523	27,910,523	27,910,523	27,910,523
Adjusted earnings (loss) per share	$2.24	$2.75	$(1.96)	$3.04

(unaudited)

For the year ended December 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$11	$84	$(52)	$43
Adjustments for:
Changes in fair value(2)	—	(28)	(47)	(75)
Amortization or impairment of intangibles and impairment of other assets(3)	37	—	1	38
Equity-based compensation(4)	1	1	7	9
Certain non-recurring costs(5)	2	—	2	4
Adjusted net income (loss) before taxes	$51	$57	$(89)	$19
Benefit (provision) for income taxes(6)	(13)	(15)	23	(5)
Adjusted net income (loss)	$38	$42	$(66)	$14
Weighted average share count	23,406,233	23,406,233	23,406,233	23,406,233
Adjusted earnings (loss) per share	$1.62	$1.79	$(2.82)	$0.60
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Includes all equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax benefit (provision) adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before taxes.
(7) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income (loss) to calculate adjusted earnings (loss) per share.

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, March 10th at 5:00 pm Eastern Time to discuss the Company’s results for the fourth quarter and full year ended December 31, 2025. A copy of this press release and related presentation will be posted prior to the call under the “Investors” section on Finance of America’s website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay
A replay of the call will also be available on the Company’s website approximately two hours after the conclusion of the conference call until March 24, 2026. To access the replay, visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The replay can also be accessed by dialing 1-800-770-2030 (United States) or 1-609-800-9909 (International). The replay pin number is 5706924.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas.
To learn more about Finance of America Companies Inc., please visit our investor-oriented website at www.financeofamericacompanies.com and our consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements
This release includes forward-looking statements within the meaning of the “safe harbor” provisions of the United States of America (the “U.S.”) Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors indicated in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on May 20, 2025, for further information on risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.
Factors Affecting the Comparability of our Consolidated Statements of Operations
Beginning with the Company’s first quarter of 2025, the presentation of the Consolidated Statements of Operations was reclassified to combine the previously reported Gain on extinguishment of debt of $56 million for the three months and year ended December 31, 2024 with Non-funding interest income (expense), net.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings (loss) per share, and tangible equity.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Adjusted Net Income (Loss)
We define adjusted net income (loss) as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax provision or benefit adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation
7.Interest expense on non-funding debt, excluding amortization of the discount related to our senior notes.

Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) plus interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive for adjusted earnings (loss) per share, divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A Units of Finance of America Equity Capital owned by the noncontrolling interest on an if-converted basis, the exchange of the exchangeable senior secured notes on an if-converted basis if they are dilutive for adjusted earnings (loss) per share, the conversion of the convertible notes on an if-converted basis, the conversion of the preferred stock on an if-converted basis, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
A reconciliation of our forward-looking adjusted earnings per share outlook to U.S. GAAP earnings per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future U.S. GAAP financial results.
Tangible Equity
We define tangible equity as total equity less intangible assets, net. Management uses this metric to evaluate the Company’s capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity provides visibility to the underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.

Contacts
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For Finance of America Investor Relations: ir@financeofamerica.com